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                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 11, 2003, accompanying the consolidated financial statements and schedule of Health Grades, Inc. and Subsidiaries included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Company's Registration Statements on Form S-8 (File Nos. 333-36933, 333-42986, 333-61717, and 333-82398).


GRANT THORNTON LLP


Denver, Colorado
April 11, 2003